UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2021

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2021, in accordance with the previously announced binding term sheet dated January 28, 2021, Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with IRG, LLC, a Delaware limited liability company (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser for a purchase price of $15 million in a private placement (the “Private Placement”) (i) 15,000 shares of 7.00% Series B Convertible Preferred Stock (the “Series B Preferred Stock”), which are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate liquidation preference of $15 million plus any accrued but unpaid dividends to the date of payment, and (ii) 2,450,980 warrants, with a term of three years, exercisable six months after issuance, each exercisable for one share of Common Stock at an exercise price of $6.90 per share, subject to certain adjustments (the “Series D Warrants”).

The Private Placement will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering. The Purchaser has represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series B Preferred Stock and Series D Warrants will be acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

The information regarding the Series B Preferred Stock set forth in Item 5.03 hereof is incorporated by reference into this Item 1.01.

The description of the Purchase Agreement, the Series B Preferred Stock and the Series D Warrants is qualified in its entirety by reference to the full text of the Purchase Agreement, the Certificate of Designations (defined below) and the Form of Warrant, respectively, which are filed as Exhibits 10.1, 3.1 and 4.1 hereto, and are incorporated into this Item 1.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2021, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series B Preferred Stock. The Certificate of Designations became effective upon filing. The number of authorized shares of Series B Preferred Stock is 15,200. The price per share at issue is $1,000, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Series B Preferred Stock (“Original Issue Date Price”).

Holders of the Series B Preferred Stock are entitled to a cumulative dividend at the rate of 7.0% per annum (the “Dividend Rate”). For each share of Series B Preferred Stock, the Dividend Rate is payable (A) 4.00% per annum in cash (the “Mandatory Cash Dividend”), plus (B) at the election of the holder of such share of Series B Preferred Stock, either (A) 3.00% per annum in cash (the “Elective Cash Dividend”), or (B) 3.00% per annum in shares of Common Stock, calculated in accordance with Section 4(b)(iv) hereof (the “Elective PIK Dividend”). Mandatory Cash Dividends are payable quarterly in arrears, as set forth in the Certificate of Designations. In connection with any Automatic Conversion (defined below) or Optional Conversion (defined below), the holder of each share of Series B Preferred Stock then being converted shall notify the Corporation, as to whether such holder wishes to receive the Elective Cash Dividend or the Elective PIK Dividend for such holder’s shares of Series B Preferred Stock then being converted.

The Series B Preferred Stock ranks senior to the Company’s Common Stock and ranks on par with the Company’s 7.00% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share “Series A Preferred Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a “Liquidation Event”). The Series B Preferred Stock has a liquidation preference of $1,000 per share plus an amount equal to any accrued and unpaid dividends to the date of payment (the “Liquidation Preference”). Under the Certificate of Designations, the Company may not enter into or permit to exist any contract, agreement, or arrangement that prohibits or restricts the Company from paying dividends on the Series B Preferred Stock, unless such contract, agreement, or arrangement has been approved in writing, in advance, by the holders of a majority of the then outstanding shares of Series B Preferred Stock.

Holders of the Series B Preferred Stock have no voting rights, except as required by law, and have no rights of preemption.

On the third anniversary of the date on which shares of Series B Preferred Stock are first issued (the “Automatic Conversion Date”), each share of Series B Preferred Stock, except to the extent previously converted pursuant to an Optional Conversion, shall automatically be converted into that number of shares of Common Stock equal to the quotient of (i) the sum of (A) the Original Issue Date Price of such share of Series B Preferred Stock, plus (B) all accrued and unpaid Mandatory Cash Dividends on such share of Series B Preferred Stock as of the Automatic Conversion Date, divided by (ii) the Conversion Price as of the Automatic Conversion Date (the “Automatic Conversion”). “Conversion Price” means $3.06, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Common Stock.

At any time following the date on which shares of Series B Preferred Stock are first issued, and from time to time prior to the Automatic Conversion Date, each holder of Series B Preferred Stock shall have the right, but not the obligation, to elect to convert all or any portion of such holder’s shares of Series B Preferred Stock into shares of Common Stock, on terms similar to the Automatic Conversion (any such conversion, an “Optional Conversion”).

The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall be deemed a Liquidation Event, unless the holders of a majority of the then outstanding shares of Series B Preferred Stock agree in writing, prior to the closing of any such transaction, that such transaction will not be considered a Liquidation Event. A merger, consolidation or any other business combination transaction of the Company into or with any other corporation or person, or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Company (any of the foregoing, a “Business Combination Transaction”) shall not be deemed a Liquidation Event, so long as either (A) the holders of a majority of the then outstanding shares of Series B Preferred Stock agree in writing, prior to the closing of any such Business Combination Transaction, that such Business Combination Transaction will not be considered a Liquidation Event, or (B) such Business Combination Transaction would not adversely affect the holders of the Series B Preferred Stock or the powers, designations, preferences and other rights of the Series B Preferred Stock.

The foregoing description of the Certificate of Designations and the Series B Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
3.1	Certificate of Designations of 7.00% Series B Convertible Preferred Stock of Hall of Fame Resort & Entertainment Company
4.1	Form of Series D Warrant
10.1	Securities Purchase Agreement, dated May 13, 2021, between Hall of Fame Resort & Entertainment Company and IRG, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
Name: Michael Crawford
Title: President and Chief Executive Officer

Dated: May 13, 2021

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